Exhibit 12.1

CERTIFICATIONS

I, Takeshi Uchiyamada, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Toyota Motor Corporation (the “Company”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 23, 2017

/s/ TAKESHI UCHIYAMADA
Takeshi Uchiyamada
Chairman of the Board of Directors
Toyota Motor Corporation

CERTIFICATIONS

I, Osamu Nagata, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Toyota Motor Corporation (the “Company”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 23, 2017

/s/ OSAMU NAGATA
Osamu Nagata
Executive Vice President, Director